Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-136116) of Adept Technology, Inc.;

(2)	Registration Statement (Form S-3 No. 333-112360) of Adept Technology, Inc.;

(3)	Registration Statement (Form S-8 No. 333-130235) pertaining to the 2005 Equity Incentive Plan of Adept Technology, Inc.;

(4)	Registration Statement (Form S-8 No. 333-122155) pertaining to the 2004 Director Stock Option Plan of Adept Technology, Inc.;

(5)	Registration Statements (Form S-8 No. 333-112148 and Form S-8 No. 333-112213) pertaining to the 2003 Stock Option Plan, as amended, of Adept Technology, Inc.;

(6)	Registration Statement (Form S-8 No. 333-71374) pertaining to the 2001 Stock Option Plan of Adept Technology, Inc.;

(7)	Registration Statements (Form S-8 No. 333-66993 and Form S-8 No. 333-50292) pertaining to the 1998 Employee Stock Purchase Plan of Adept Technology, Inc.;

(8)	Registration Statement (Form S-8 No. 333-03656) pertaining to the 1995 Director Stock Option Plan, as amended, of Adept Technology, Inc.; and

(9)	Registration Statements (Form S-8 No. 333-92525, Form S-8 No. 333-39065, and Form S-8 No. 333-50296) pertaining to the 1993 Stock Plan of Adept Technology, Inc.

of our report dated August 19, 2005, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. as of June 30, 2005 and for each of the two years in the period ended June 30, 2005, included in the Annual Report (Form 10-K) for the year ended June 30, 2006.

/s/ Ernst & Young LLP

San Francisco, California

October 10, 2006